UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): December 18, 2009

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The response to Item 8.01 is hereby incorporated by reference into this Item 3.02.

SECTION 8

OTHER EVENTS

ITEM 8.01

OTHER EVENTS

On December 18, 2009, ICP Solar Technologies Inc. (the "Company") executed a Share Purchase Agreement ("Agreement") pursuant to a binding letter of intent previously disclosed on the Company’s current report on Form 8-K filed on December 18, 2009, thus completing the acquisition of 9% ("Volkersleier Shares ") of all of the issued and outstanding shares of Volkersleier GmbH & Co-KG, a 730kw producing photovoltaic solar facility, located in Volkersleier, Germany ("Volkersleier") from EPOD Erneuebare Energien ("EEE").

On December 18, 2009, the Company executed the Agreement with EEE and Volkersleier, pursuant to which the Company purchased the Volkersleier Shares from EEE. In addition, EEE granted the Company an option ("Option") to purchase additional shares of common stock of Volkersleier representing up to an additional 91% of all of the issued and outstanding shares of common stock of Volkersleier for a period of 6 months starting from December 16, 2009.

Under the terms of the Agreement, the Company acquired the Volkersleier Shares for the following consideration:

(a) Issuance by the Company of 4,600,000 shares of its common stock to EEE;

The shares of common stock issuable pursuant to the Agreement, are being issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933 (and the regulations promulgated thereunder, including Regulation S) relating to sales by an issuer not involving a public offering.

The aforementioned does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, filed as an exhibit herewith and incorporated herein by reference.

SECTION 9

FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

10.1	Share Purchase Agreement, dated December 18, 2009, between ICP Solar Technologies Inc., EPOD Erneuebare Energien and Volkersleier GmbH & Co-KG.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2009
ICP SOLAR TECHNOLOGIES INC.

By: /s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman